Exhibit 99.1

Vapor Corp. Announces 1-for-5 Reverse Stock Split

DANIA BEACH, Fla., December 23, 2013 — Vapor Corp. (OTCQB:VPCO; “Vapor”, the “Company” or “we”), a leading U.S. based electronic cigarette company whose brands include Krave®, Fifty-One®, VaporX®, Alternacig®, EZ Smoker®, Green Puffer®, Americig®, Fumare™, Hookah Stix® and Smoke Star®, today announced a reverse stock split of its shares of common stock at a ratio of 1-for-5.

The reverse stock split will be effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace at the open of business December 27, 2013, whereupon the shares of common stock will begin trading on a split-adjusted basis. The Company’s trading symbol on December 27, 2013 will change to “VPCOD”. Please note that the “D” will be removed 20 business days from that date and the symbol will revert to the original symbol of “VPCO.” In connection with the reverse stock split, the Company’s CUSIP number will change to 922099205.

As a result of the reverse stock split, the Company’s issued and outstanding shares of common stock will decrease to approximately 16 million post-split shares (prior to effecting the rounding of fractional shares into whole shares as described below) from approximately 81 million pre-split shares.

As a result of the reverse stock split, the total number of shares of common stock held by each stockholder will be converted automatically into the number of whole shares of common stock equal to (i) the number of shares of common stock held by such stockholder immediately prior to the reverse stock split, divided by (ii) 5.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-split common stock to any stockholder who otherwise would have received a fractional share as a result of the reverse stock split.

Stockholders who are holding their shares in electronic form at their brokerage firms do not have to take any action as the effects of the reverse stock split will automatically be reflected in their brokerage accounts. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the reverse stock split to each requesting shareholder.

Island Stock Transfer

15500 Roosevelt Boulevard

Suite 301

Clearwater, Florida 33760

Phone: (727) 289-0010

Facsimile: (727) 289-0069

All options, warrants and convertible securities of the Company outstanding immediately prior to the reverse stock split will be appropriately adjusted by dividing the number of shares of common stock into which the options, warrants, and convertible securities are exercisable or convertible by 5 and multiplying the exercise or conversion price thereof by 5, as a result of the reverse stock split.

The reverse stock split is being effected in accordance with the Company’s obligation to effect a reverse stock split of the common stock not later than December 28, 2013 under the Purchase Agreement dated as of October 22, 2013 by and among the Company and the investors referred to therein, pursuant to which on October 29, 2013 the Company completed a private placement of 16,666,667 shares of its common stock at a per share price of $0.60 for gross proceeds of $10 million.

For additional information regarding the reverse stock split, reference is made to Vapor’s Current Report on Form 8-K dated December 19, 2013, as filed with the Securities and Exchange Commission on December 23, 2013.

About Vapor Corp.

Vapor Corp., a publicly traded company, is a leading U.S. based electronic cigarette company, whose brands include Fifty-One®, Krave®, VaporX®, EZ Smoker®, Alternacig®, Green Puffer®, Americig®, Fumare™, Hookah Stix® and Smoke Star®. We also design and develop private label brands for some of our distribution customers. “Electronic cigarettes” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash or carbon monoxide. Vapor’s electronic cigarettes and accessories are available online, through direct response to our television advertisements and through retail locations throughout the United States. For more information on Vapor Corp. and its e-cigarette brands, please visit us at www.vapor-corp.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements concern Vapor’s operations, economic performance and financial condition and are based largely on Vapor’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Vapor to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain of these factors and risks, as well as other risks and uncertainties are stated in Vapor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in Vapor’s subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Vapor assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.